Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Law Enforcement Associates Corporation (the “Company”), each certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his or her knowledge on the date of this certification:

1.

The quarterly report of the Company on Form 10-Q for the period ended September 30, 2010 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Paul Briggs
Paul Briggs President and Chief Executive Officer Date: November 12, 2010

/s/ Paul Briggs
Paul Briggs Chief Financial Officer and Principal Accounting Officer Date: November 12, 2010